AMENDMENT TO THE DESIGNER BRANDS INC. (F/K/A DSW INC.) NONQUALIFIED DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 2023 WHEREAS, Designer Brands Inc. (the “Company”) maintains the Designer Brands Inc. (f/k/a DSW Inc.) Nonqualified Deferred Compensation Plan Omnibus Stock Plan as amended and restated effective December 1, 2023 (the “Plan”), pursuant to which non-employee members of the Company’s Board of Directors and certain eligible employees of the Company and its affiliates have been provided with an opportunity to defer the receipt of compensation; and WHEREAS, the Company has determined that it is in the best interest of the Company and its shareholders to suspend the Plan, effective for Plan Years (as defined in the Plan) commencing after 2025. NOW, THEREFORE, the Plan is amended in the manner set forth below. A. Article III of the Plan is amended to read in its entirety as follows: ARTICLE III Eligibility and Participation 3.1. Eligibility. (a) Suspension of the Plan. Effective commencing with the 2026 Plan Year and continuing thereafter unless and until otherwise determined by the Plan Administrator, in its discretion as may be exercised in accordance with Section 3.1(b), (i) the Plan is suspended; (ii) no employees or non-employee Board members shall be eligible to participate in the Plan with respect to any Plan Year during such period of suspension of the Plan; and (iii) accordingly, no Compensation Deferral elections may be made, and no Discretionary Contributions may be credited to a Participant’s Account, with respect to any Plan Year during such period of suspension of the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, an individual shall remain a Participant until that individual has received full payment of all vested amounts credited to the Participant’s Accounts. For purposes of clarity, the suspension of the Plan pursuant to this Section 3.1 shall have no effect upon the time or form of payment or the amount of any Participant’s Account that is attributable to Compensation Deferrals and/or Discretionary Contributions with respect to Plan Years prior to 2026 (as adjusted pursuant to Article V), which shall remain subject to the applicable distribution elections of each such Participant and the other terms and conditions of the Plan. (b) Plan Administrator’s Discretion to Resume Eligibility. The Plan Administrator, in its discretion, may determine to resume eligibility for participation in the Plan with respect to any Plan Year after 2026, in accordance with the provisions of this Section 3.1(b). If and to the extent that the Plan Exhibit 10.1

2 Administrator exercises such discretion to resume eligibility for any employees, then an employee of an Employer shall be eligible to participate in this Plan only if the employee is part of a select group of management or highly compensated employees and is named by the Plan Administrator to be a Participant in this Plan. In lieu of naming individual employees as eligible for participation, the Plan Administrator may establish eligibility criteria (consistent with the requirements of this Section 3.1(b)) providing for participation of all employees of an Employer who satisfy such criteria. If and to the extent that the Plan Administrator exercises such discretion to resume eligibility for non-employee Board members, then all non-employee Board members shall be eligible to participate in this Plan. 3.2. Participation. An eligible employee or Board member may elect to enter into a Salary Deferral Commitment and/or a Director’s Fees Deferral Commitment with respect to any Plan Year by submitting a Participation Agreement to the Plan Administrator by December 31 (or such earlier date established by the Plan Administrator) of the calendar year immediately preceding the Plan Year. An eligible employee may elect to enter into a Bonus Deferral Commitment by submitting a Participation Agreement to the Plan Administrator no later than six (6) months prior to the end of the period in which the performance-based compensation that is the subject of the Bonus Deferral Commitment is earned (or such earlier date established by the Plan Administrator), provided such bonus is determined based upon a period of least 12 months. Such Participation Agreement shall only be effective if entered into in a manner consistent with the provisions of Code Section 409A. Notwithstanding the foregoing, no Salary Deferral Commitment, Director’s Fees Deferral Commitment or Bonus Deferral Commitment may be made with respect to Plan Year 2026 or any subsequent Plan Year during the period of suspension of the Plan under Section 3.1(a) of the Plan. 3.3. Partial Year Participation. If an employee or director first becomes eligible to participate during a calendar year, then the Plan Administrator, in its sole discretion, may allow such employee or director to submit a Participation Agreement to the Plan Administrator no later than thirty (30) days following the date the employee or director becomes eligible to participate. Any such Participation Agreement permitted by the Plan Administrator shall be effective only with respect to Compensation for services to be performed subsequent to the election and deferred in a manner consistent with the provisions of Code Section 409A. For bonus or incentive compensation earned in the initial Plan Year that is based upon a specified performance period, a Participant’s deferral election pursuant to this Section 3.3 may apply only to the portion of such Compensation that is equal to i) the total amount of compensation for the performance period, multiplied by ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period. Notwithstanding the foregoing, no Participation Agreement may be submitted with respect to Plan Year 2026 or any subsequent Plan Year during the period of suspension of the Plan under Section 3.1(a) of the Plan.

3 B. In all other respects, the terms and conditions of the Plan shall remain in full force and effect. [End of Document.]